Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Announces Plans to Initiate Quarterly Cash Dividend
COLUMBIA, MD. – Jan. 26, 2016 – W. R. Grace & Co. (NYSE: GRA) announced today that its Board of Directors has approved a policy of paying a regular quarterly cash dividend at an initial annual rate of $0.68 per share of common stock of the Company.

Grace expects its Board of Directors to declare the first quarterly dividend equal to $0.17 per share in connection with the release of Grace’s first quarter 2016 earnings, with payment expected during the second quarter.

“Beginning a regular dividend reflects our confidence in Grace’s growth opportunities, cash flow generation, and financial outlook over the long-term,” said Fred Festa, Grace’s Chairman and Chief Executive Officer. “The dividend reinforces our commitment to a disciplined capital allocation strategy while returning cash to shareholders.”

The declaration of any dividends will fall within the discretion of the Board, taking into account such considerations as the Board may deem relevant at the time, including, without limitation, the Company's financial condition, financial performance, available liquidity, and applicable legal requirements.

About Grace

Grace is a leading global supplier of catalysts; engineered and packaging materials; and specialty construction chemicals and building materials. The company’s three industry-leading business segments—Grace Catalysts Technologies, Grace Materials Technologies, and Grace Construction Products—provide innovative products, technologies, and services that enhance the products and processes of our customer partners in over 155 countries around the world. Grace employs approximately 6,500 people in over 40 countries and had 2014 net sales of approximately $3.2 billion. More information about Grace is available at www.grace.com.

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; uncertainties that may delay or negatively impact the separation transaction or cause the separation transaction to not occur at all; uncertainties related to the company’s ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel during the period leading up to and following the separation transaction; costs of compliance with environmental regulation; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as the date thereof. Grace

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undertakes no obligation to publicly release any revision to the projections and forward looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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